                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

   NAME OF SUBSIDIARY (DOING BUSINESS AS)           STATE/JURISDICATION OF ORGANIZATION
   --------------------------------------           -----------------------------------
American Diversified Asset Management, Inc.    Nevada
American Diversified AG Wertpapierhandelsbank  Germany